UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2007

SCHIMATIC CASH TRANSATIONS NETWORK.COM, INC.
(Exact name of registrant as specified in its charter)

Florida	0-30544	88-0415947
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

330 East Warm Springs Road Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

(702) 361-3624
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        As previously reported by Schimatic Cash Transactions Network.com, Inc., a Nevada corporation (“Registrant”), on April 6, 2006 (the “Conversion Date”), Registrant and Phoenix Technology Holding Incorporated, a Turks and Caicos Islands company (“Phoenix”), entered into an Exclusive License Agreement (the “Agreement”), which provides for Phoenix’s use, reproduction, manufacture, distribution, sale, and otherwise commercial exploitation of the Company’s patented loyalty technology (the “Technology”).

        As part of the Agreement, Phoenix assumed Registrant’s debt in the approximate amount of Eight Million Two-Hundred Thousand Dollar ($8,200,000) as evidenced by the Secured Convertible Promissory Note dated April 6, 2006 (the “Promissory Note”). Five Million Dollars ($5,000,000) of this Promissory Note debt has been converted into the company’s restricted common stock.

        On or about June 12, 2007 (the “Conversion Date”), Phoenix exercised its rights according to the Agreement to convert the Promissory Note into Registrant’s common stock, the Promissory Note converts into 100,000,000 shares of restricted common stock, which were issued to Phoenix effective as of the Conversion Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIMATIC CASH TRANSATIONS NETWORK.COM, INC.

Date: June 14, 2007	By	/s/ Bernard McHale
Bernard McHale, Director

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